Exhibit 10.37

MAX AT LLOYD’S LTD

AND

DEUTSCHE ASSET MANAGEMENT (UK) LIMITED

DISCRETIONARY INVESTMENT MANAGEMENT

AGREEMENT

THIS AGREEMENT is made on 5th June 2009 between:-

(1)	MAX AT LLOYD’S LTD, a company incorporated in England and Wales whose registered offices is at 4th Floor 70 Gracechurch Street London EC3VOXL (the “Client”); and

(2)	DEUTSCHE ASSET MANAGEMENT (UK) LIMITED, a company incorporated in England and Wales whose registered office is at One Appold Street, London, EC2A 2UU, England (the “Investment Manager”).

WHEREAS:

A.	The Client is the Lloyd’s Managing Agent appointed by the underwriting members of Lloyd’s Syndicate 1400 whose assets include the assets within the Portfolio.

B.	The Client wishes to appoint the Investment Manager to manage the Portfolio.

C.	The Investment Manager agrees to manage the Client’s Portfolio subject to the terms and conditions set out in this Agreement.

IT IS AGREED:-

1.	DEFINITIONS

In this Agreement:

Authorised Signatories	means those persons of the Client identified in Appendix II;

Client Limit Order	means a specific instruction from the Client to the Investment Manager to buy or sell a financial instrument at a specified price limit or better and for a specified size;

Client Money Rules	means the rules set out in the Client Assets Sourcebook of the FSA Rules;

Contingent Liability Investments	means a Derivatives transaction where a client may be liable to make further payments;

Contract for Differences	means a contract relating to fluctuations in an index, price or other criterion;

Custodian	means the person (if any) named as the custodian charged with providing custody services for the Portfolio;

Derivative	Means any transaction which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity Index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or which is a type of transaction that is similar to any transaction referred to here that is currently or in the future becomes recurrently entered into in the financial markets and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices of measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, or any combination of any of the above, or any other transaction identified as a derivative;

FSA	means the Financial Services Authority set up pursuant to the FSMA to regulate the financial services industry in the United Kingdom as amended, supplemented or replaced from lime to time:

FSA Rules	means the rules established by the FSA as amended, supplemented or replaced from time to time;

FSMA	means the Financial Services and Markets Act 2000;

Future	means rights under a contract for the sale of a commodity or any other property under which delivery is to be made at a future date at a price agreed upon when the contract is made;

Group Companies	means a member of a group of companies controlled by Deutsche Bank AG;

Initial Composition and Initial Value	means respectively, the composition and value of the assets (collectively and individually) comprising the Portfolio at the time when the Investment Manager first assumes management of the Portfolio;

Investment Guidelines	means the guidelines and constraints relating to the investment of the Portfolio, as attached at Schedule 1 and further referred to in Appendix III;

Investment Objectives	means the investment objectives relating to the investment of the Portfolio as outlined in Appendix III;

MiFID	means the Markets in Financial Instruments Directive;

Multilateral Trading Facility (MTF)	means a multilateral system set up in accordance with MiFID, which brings together multiple buying and selling interests in financial instruments in accordance with non-discretionary rules in a way that results in a contract;

Option	means an option to acquire or dispose of investments, currencies or commodities:

Portfolio	means the assets identified in paragraph 3 of Appendix I, together with any other assets entrusted by the Client to the management of the Investment Manager and held by the Custodian;

Regulated Market	means a multilateral system which brings together or facilitates the bringing together of multiple buying and selling interests in financial instruments in accordance with non-discretionary rules in a way that results in a contract in respect to the financial instruments admitted to trading under its rules and/or systems and which is authorised and functions regularly in accordance with the requirements of MiFID;

Reports	means any contract notes, periodic valuations and any other information on the Portfolio;

Soft Commission Agreements	means an agreement between the Investment Manager or a Group Company and a broker or counterparty under which the Investment Manger or Group Company receives certain goods and/or services as a result of the placing of business on behalf of customers;

Specified Address	means the address of the relevant party as set out in paragraph 4 of Appendix I, or such other address as that party may from time to time specify by notice given in accordance with Clause 25.3;

U.K. Anti-Money Laundering Laws	means any applicable anti-money laundering laws in the United Kingdom including, without limitation, the Proceeds of Crime Act 2003, the Terrorism Act 2000, the Money Laundering Regulations 2003 and the anti-money laundering rules of the FSA;

2.	APPOINTMENT OF THE INVESTMENT MANAGER

2.1	The Client hereby appoints the Investment Manager as discretionary investment manager of the Client’s Portfolio.

2.2	This Agreement will come into effect upon its execution by the parties or on the commencement date set out in paragraph 2 of Appendix I, whichever occurs later.

3.	THE PORTFOLIO

3.1	The Client has established arrangements for the safekeeping of Portfolio cash, securities and other assets (and its documents of title) with Citibank (the “Custodian”).

3.2	The Client has placed or will forthwith place the Portfolio with the Custodian.

3.3	The Custodian is a qualified custodian as defined in Section 206(4)-2 of the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”).

4.	REPRESENTATIONS BY THE INVESTMENT MANAGER

The Investment Manager represents, warrants and undertakes to the Client that:

(i)	it is authorised and regulated by the FSA, whose address is 25, The North Colonnade, Canary Wharf, London E14 5HS;

(ii)	it is a Group Company; and

(iii)	it takes investment decisions solely with reference to the interests of its clients and without regard to the interests of other Group Companies or their clients. Strict segregation of function is observed between the management and personnel of the Investment Manager and those of Group Companies engaged in other non-asset management or custodial activities. The Investment Manager does not have access to price-sensitive information derived from the activities of other Group Companies until it is published.

5.	REPRESENTATIONS BY CLIENT

The Client represents, warrants and undertakes to the Investment Manager on a continuing basis that:-

(i)	it has the authority to enter into this Agreement, and that it has taken all steps necessary to appoint the Investment Manager to perform the services envisaged in this Agreement and the transactions contemplated by this Agreement, as permitted from time to time by the Client in the Investment Guidelines or within the Client’s authority (“Transactions”) are duty authorised by the Client pursuant to the Client’s policies, board resolution(s), trust agreement(s) or enabling legislation, or other supporting documents satisfactory to the Investment Manager and any Transaction counterparty, and are in the Client’s opinion, suitable investments for the Client. When the Client enters into Transactions with one or more futures commission merchants or other transaction counterparties, such Transactions will be the legal, valid and binding obligations of the Client and are consistent with and permissible for the Client and/or the Portfolio;

(ii)	it is duly authorised and empowered to perform its duties and obligations hereunder and that the terms of this Agreement do not constitute a breach of any obligations by which the Client is bound whether arising by contract, operation of law or otherwise;

(iii)	the assets comprising the Portfolio are and will remain free of all liens, charges and other encumbrances, and that the Client is absolutely entitled to pass ownership of Portfolio assets with full title guarantee as if it was beneficially entitled thereto;

(iv)	as a condition of the provision of services by the Investment Manager hereunder, it will produce to the Investment Manager such documents as the Investment Manager may require, including but not limited to the Trust Deed relating to the Portfolio, as evidence of the Client’s authority to enter into this Agreement, and will forthwith advise the Investment Manager of any variation of or supplements to such documents;

(v)	it will notify the Investment Manager promptly if there is any material change in any of the above information or to its circumstances generally, and will provide such other relevant information as the Investment Manager may from time to time reasonably require in order to fulfil its legal, regulatory and contractual obligations. The Client acknowledges that a failure to provide such information may adversely affect the quality of the services that the Investment Manager may provide;

(vi)	the Client acknowledges that the Investment Manager is required to comply with all U.K. Anti-Money Laundering Laws. The Client warrants that (i) the Portfolio has not been, or shall not be, derived from, or related to, any activities that are deemed criminal under English law and (ii) the Portfolio shall not cause the Investment Manager or any of its Group Companies to be in violation of any of the U.K. Anti-Money Laundering Laws or the anti-money laundering laws, rules or regulations of any other applicable jurisdiction;

(vii)	it will not deal, except through the Investment Manager, with any of the assets of the Portfolio and will not authorise anyone else to deal in any of the assets of the Portfolio;

(viii)	it will ensure the Custodian is obliged to comply with any instructions of the Investment Manager given in accordance with this Agreement;

(ix)	it will ensure that the objectives and guidelines in the Agreement do not contravene any regulations, rules, policies or guidelines applicable to the Client, and that it will immediately inform the Investment Manager in case of any such contravention occurring after the date hereof. It is the sole responsibility of the Client to ensure that no such contravention will occur, and the Investment Manager will accept no liability whatsoever in connection therewith;

(x)	any information which it has provided to the Investment Manager in relation to its status, residence and domicile for taxation purposes is complete and correct, and agrees to provide any further information properly required by any competent authority

(xi)	the Client is a Qualified Institutional Buyer (“QIB”), as such term is defined in Rule 144A(a)(1)(i) of the Securities Act of 1933, as amended. The Client shall promptly notify the Investment Manager in writing if the Client ceases to be a QIB and further agrees to provide such evidence of its status as a QIB as the Investment Manager may reasonably request from time to

6.	DISCRETIONARY AUTHORITY AND INVESTMENT GUIDELINES

6.1	Subject to the Investment Guidelines during the period of this Agreement, the Client hereby delegates full discretionary authority to the Investment Manager to manage the Portfolio as agent for the Client, with a view to achieving the Investment Objectives and without prior reference to the Client (subject to Clauses 11.3, 21.4 and 21.5) to:-

(i)	take all routine or day to day decisions in respect of the Portfolio;

(ii)	make all investment decisions in respect of the Portfolio;

(iii)	subscribe for, purchase, sell, exchange, convert investments or otherwise effect transactions in Portfolio assets, and to sign any documentation required in connection with such transactions and negotiate and execute counterparty and account opening documentation;

(iv)	place orders for the execution of Portfolio transactions on any market, with or through such brokers, dealers, agents, market makers or issuers as the Investment Manager may select, including, without limitation, its affiliates, domestic or foreign, subject to terms of business agreed with the Investment Manager or implied by market practice; and

(v)	issue instructions to the Custodian in connection with (i) the receipt, delivery or retention of Portfolio assets (including, without limitation, cash) and (ii) in the exercise of all powers and discretions conferred on the owner of such assets;

6.2	The Investment Guidelines will not be breached as a result of any events or circumstances outside the reasonable control of the Investment Manager including, but not limited to, changes in the price or value of assets of the Portfolio brought about solely through movements in the market. In the event that the Portfolio, or any investment of the Portfolio, exceeds or otherwise fails to comply with the Investment Guidelines as a result of changes in market conditions, the Investment Manager shall take such corrective action, in its sole discretion, as it deems advisable.

6.3	Notwithstanding the provisions of Clause 6.1, the Client shall be entitled to give instructions directly to the Custodian for withdrawals from the Portfolio and to notify the Investment Manager in advance of this amount, subject to sufficient cash being available for any such withdrawals. In the event that cash is not available the Investment Manager shall liquidate such Portfolio assets as are necessary as soon as reasonably practicable.

6.4	The Investment Guidelines may be amended at any time either by written agreement between the Investment Manager and the Client or by the Client on written notice to the Investment Manager. Any such amendment proposed by the Client will take effect on the later of the date specified in the notice, or ten business days after receipt of the notice by the Investment Manager, unless the Investment Manager in the meantime gives notice to the contrary or requests an extension of time.

6.5	Advice may be given by the Investment Manager to the Client in such manner as may be agreed with the Client or additionally as the Investment Manager thinks fit.

6.6	The Client agrees that the Investment Manager is not responsible for exercising any voting rights relating to any of the securities or assets in the Portfolio. The Client further agrees that it will provide for any action to be taken in connection with the exercise of voting rights. The Client agrees that the Investment Manager will not provide any legal advice or act for the Client in any class action proceedings involving securities or assets of the Portfolio or issuers of such securities or assets.

7.	OUTSOURCING, DELEGATION, USE OF AGENTS AND ASSIGNMENT

7.1	The Investment Manager shall be entitled to outsource or sub-delegate, where necessary, the performance of any of its functions (including any of its critical operational functions or investment services) under this Agreement to other Group Companies or other third parties and may provide information about the Client and the Portfolio to any such Group Companies or third parties. The Investment Manager’s liability to the Client for matters so outsourced or delegated shall not be affected thereby.

7.2	The Investment Manager may also, where reasonable, employ agents (including Group Companies) to perform any administrative, dealing or ancillary services required to enable the Investment Manager to perform its services under this Agreement and may provide information about the Client and the Portfolio to any such persons.

7.3	The Client may not assign any of its rights and obligations under this Agreement without the prior written approval of the Investment Manager.

7.4	Subject to giving not less than 30 days prior written notice to the Client, the Investment Manager may transfer or assign its rights and obligations under this Agreement, whether in whole or in part, to any of its Group Companies.

8.	DEALING AND BEST EXECUTION

8.1

The Investment Manager will secure best execution of all Portfolio transactions and may deal on such markets or exchanges and with such counterparties as it thinks fit. In securing best execution, it is the Investment Manager’s policy to consider various factors including the size and type of the transaction, the nature and character of the markets involved, commission rates offered by available brokers and brokers’ execution experience, integrity and financial responsibility. Summary details of the Investment Manager’s best execution policy are attached as Appendix VI of this Agreement. The Client agrees that all transactions will be effected in accordance with the rules and regulations of the relevant market or exchange, and that the Investment Manager may take all such steps as may be required or permitted by such rules and regulations and/or by good market practice. The Client expressly agrees that the Investment Manager may trade outside of a Regulated Market or MTF.

8.2	The Client instructs the Investment Manager not to make public Client Limit Orders in respect of shares admitted to trading on a regulated market which are not immediately executed under prevailing market conditions.

8.3	If any counterparty fails to deliver any necessary documents or to complete any transaction, the Investment Manager will take all reasonable steps on behalf of the Client to rectify such failure or assist the Client in obtaining compensation in lieu thereof. All resulting reasonable costs and expenses property incurred by the Investment Manager are required to be paid by the Client.

8.4	The Investment Manager may, on behalf of the Client, enter into transactions with other clients of the Investment Manager provided such transactions are in accordance with its best execution policy.

8.5	The Investment Manager may aggregate transactions for the Portfolio with those of other clients and of its employees and of Group Companies and their employees. The Investment Manager will allocate such transactions on a fair and reasonable basis in accordance with applicable regulations. The Client recognises that each individual aggregated transaction may operate to the advantage or disadvantage of the Client. When a Portfolio transaction has been aggregated in accordance with this Clause 8.6, the Client agrees that the relevant investment must be allocated to the Portfolio within three business days of the transaction.

8.6	The Client acknowledges that Group Companies are involved in many different commercial activities and the Investment Manager acts for a wide range of clients, some of which may have similar objectives to those of the Client. At times, these activities may cause departments of the Group Companies to give advice to clients that may cause these clients to take actions adverse to the interests of the Client. Any Group Company’s managing directors, directors, officers and employees (“Personnel”) may serve as directors of companies the securities of which the Portfolio may purchase, sell, or hold. The Group Companies and Personnel may give advice, and take action, with respect to any of the Group Company’s clients or proprietary accounts that may differ from the advice given, or may involve a different timing or nature of action taken, than with respect to any one or all of the Investment Manager’s advisory accounts, and effect transactions for such clients of proprietary accounts at prices or rates that may be more or less favourable than for the Portfolio.

Except where the Client has stated otherwise in Part B of Appendix III and subject always to the obligations regarding best execution, the Investment Manager shall have discretion to effect, without prior reference to the Client, transactions in which the Investment Manager or a Group Company has directly or indirectly a material interest or a relationship of any description with another party which may involve a potential conflict with the Investment Manager’s duty to the Client. Nothing in this Agreement shall prevent the Investment Manager or a Group Company entering transactions with or for the Client, including programme trades, acting as both market-maker and broker, principal or agent, dealing with other Group Companies and other clients, and generally effecting transactions as provided above, to which the Client consents accordingly. Neither the Investment Manager nor any Group Company shall be liable to account to the Client for any profit, commission or remuneration made or received from or by reason of such transactions or any connected transactions. A statement giving examples of actual or potential material interests and conflicts which may arise will be made available by the Investment Manager to the Client on its request.

The Investment Manager maintains and operates effective organisational and administrative arrangements, with a view to taking all reasonable steps to prevent conflicts of interest from adversely affecting the interests of our clients Further information about how we identify and manage potential conflicts of interests can be found in the summary of the Deutsche Bank Group’s global conflicts of interest policy (http://db.com/en/content/policy conflicts of interest.htm) or is available from the Investment Manager upon request.

8.7	The Investment Manager confirms that it will notify the Client of any conflict of interest to which it is subject in relation to the Portfolio in accordance with any applicable requirements of the FSA.

8.8	The Client hereby authorizes the Investment Manager to effect agency transactions and agency cross-transactions through affiliated broker-dealers and the Client acknowledges that the Investment Manager, in effecting or executing agency cross transactions, will have potentially conflicting divisions of loyalties and responsibilities regarding the parties to the transactions. The Client represents and warrants that the Client agrees that any entity or person associated with the Investment Manager that is a member of a US national securities exchange is authorized to effect any transaction on such exchange for the Portfolio that is permitted by Section 11 (a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Client consents to the retention of compensation for such transactions.

8.9	The Client hereby approves the purchase of securities in a public offering or a Rule 144A offering where an affiliate of the Investment Manager is a member or a manager of the syndicate and/or the trustee of the underlying assets of the security.

8.10	The Investment Manager may act as adviser or manager to long term insurers and the operators of collective investment schemes in which the Portfolio may invest. The Client acknowledges that it understands the nature of the Investment Manager’s dual role.

8.11	The Investment Manager will normally act as the agent of the Client, who will therefore be bound by its actions under this Agreement. Nevertheless, none of the services to be provided hereunder nor any other matter shall give rise to any fiduciary or equitable duties which would prevent or hinder the Investment Manager, or any Group Company, in transactions with or for the Client, including programme trades, acting as both market-maker and broker, principal or agent, dealing with other Group Company and other customers, and generally effecting transactions as provided above, to which the Client consents accordingly.

9.	DERIVATIVES

9.1	The Investment Manager may not effect transactions in Derivatives.

10.	UNINVESTED CASH

10.1	Except where the Client makes its own banking arrangements, the Investment Manager, or where relevant, the Custodian, will arrange for:

(a)	accounts to be opened in the name and on behalf of the Client and the Investment Manager or where relevant, the Custodian, may give instructions to the relevant bank regarding such accounts; or

(b)	cash balances to be held in accounts opened in accordance with the Client Money Rules.

11.	SECURITIES LENDING, BORROWING AND OVERDRAFTS

11.1	The Investment Manager may, where separately agreed in writing with the Client, make arrangements to:

(a)	lend to a third party, investments or documents of title or certificates evidencing title to investments comprising the Portfolio or part of it;

(b)	borrow on the Client’s behalf against the security of such investments or other property in circumstances where the Investment Manager considers this to be in the best interests of the Portfolio; and

(c)	deposit such investments with a third party by way of collateral.

11.2	Any income or fees received (net of charges and expenses) in relation to such loans will be added to the Portfolio.

11.3	The Investment Manager may not, without the written consent of the Client, commit the Client to supplement the assets of the Portfolio by borrowing on the Client’s behalf or by committing the Client to a contract which may require the Client to supplement such assets.

11.4	The Investment Manager may direct the Custodian to retain a lien or security interest over any assets of the Portfolio to the extent that any costs, losses or claims detailed in this Agreement (or any other agreement), for which the Client is obliged to indemnify the Investment Manager, remain unpaid.

12.	VALUATIONS, CONFIRMATIONS AND PERIODIC STATEMENTS

12.1	A valuation showing the Initial Composition and Initial Value is attached (or will be supplied as soon as reasonably practicable) and constitutes (or will then constitute) part of the Agreement. The basis of all valuations will be as stated in the first valuation unless otherwise notified.

12.2	The Investment Manager agrees to provide to the Client written confirmation of transactions to the extent required by the Client, and in accordance with, the FSA Rules.

12.3	The Investment Manager agrees to provide periodic statements to the Client setting out the value and composition of the Portfolio to the extent required by the Client, and in accordance with, the FSA Rules.

13.	SAFEKEEPING, SETTLEMENT AND COLLECTION

13.1	The parties agree that the Custodian, pursuant to separate contractual arrangements, will be solely responsible for the safekeeping of Portfolio assets (and their documents of title) on behalf of the Client, and will attend to the settlement of all Portfolio transactions and to the collection of income receivable in respect of the Portfolio. The Client acknowledges that the Investment Manager will not hold Portfolio securities (or their documents of title) on behalf of the Client.

13.2	To the extent that the Custodian selected by the Client uses an affiliate of the Investment Manager as a local sub-custodian, the Client hereby consents to any transaction effected as a service with such local sub-custodian necessary to invest and hold assets in such local market on the same terms and conditions as other similarly situated clients of such Custodian. The Client hereby approves the use of deposit accounts of Deutsche Bank AG or an affiliate.

14.	TAXATION

The Investment Manager’s services do not include the provision of advice on matters of taxation and, unless otherwise agreed in writing, the Investment Manager shall not be required to have regard to such matters in providing services under this Agreement. The Client and any professional tax adviser of the Client remain responsible for the management of the Portfolio’s affairs for tax purposes.

15.	REPORTING

15.1	The Investment Manager will provide the Client with reports in respect of the Portfolio as provided in Appendix IV.

15.2	Where the Investment Manager or any Group Company is entitled to receive commission or other remuneration from any party other than the Client relating to an investment transaction effected for the Portfolio, it will not be obliged to advise the Client of that fact prior to effecting the transaction; details of any such remuneration will be included on the relevant contract note.

16.	RECORDS

The Investment Manager will maintain records of all transactions effected for the Portfolio.

17.	FEES AND CHARGES

17.1	The Investment Manager’s remuneration for its services under this Agreement will be as set out in Appendix V. The Investment Manager is also entitled to the reimbursement of those reasonable costs and expenses which are incurred by the Investment Manager on behalf of the Client and agreed by the Client in advance.

17.2	The Client will be liable for any costs properly incurred under this Agreement, including reasonable commissions, transfer and registration fees and for taxes and other similar transaction costs and transaction-related fees and expenses, custody or sub-custody fees and other fiscal liabilities.

17.3	All fees payable by the Client under this Agreement shall be exclusive of any value added tax.

18.	CONFIDENTIALITY

18.1	Neither the Investment Manager, the Custodian nor any Group Company is obliged to disclose to the Client or to take into consideration information either:

(i)	the disclosure of which by it to the Client would or might be a breach of duty or confidence to any other person; or

(ii)	which comes to the notice of an employee, officer or agent of the Investment Manager, the Custodian or of a Group Company, but properly does not come to the actual notice of an individual managing the Portfolio.

18.2	The Investment Manager will respect and protect the confidentiality of all information concerning the Portfolio and will not, without the Client’s prior consent, disclose any such information to a third party (other than a Group Company) except: (i) in connection with its performance under this Agreement (which may include, without limitation, disclosure of the names of the Client to any broker, dealer or market maker (including, without limitation, futures commission merchants) and consultants); or (ii) as required, requested or permitted by law, competent authority or court of competent jurisdiction; or (iii) if such information is already in, or comes into, the Investment Manager’s possession as a result of activities unrelated to, or from sources other than, the Client; or (iv) if such information is or becomes available to the public or industry sources other than as a result of disclosure by the Investment Manager; or (v) on the Client’s default either under this Agreement or under any other agreement which the Investment Manager has entered into on the Client’s behalf pursuant to this Agreement, whereupon the Investment Manager may disclose to a third party the Client’s names, addresses and such other information either as the Investment Manager deems necessary or as any counterparty reasonably requires.

18.3	The Investment Manager may collect, use and disclose personal data about the Client, or individuals associated with the Client, so that the Investment Manager can carry out its obligations to the Client and for other related purposes, including monitoring and analysis of their business, crime prevention, legal and regulatory compliance by the Investment Manager or other Group Companies of other services. The Investment Manager may also transfer such personal data to any country, including countries outside the European Economic Area, for any purpose set out above. The Client hereby consents to the processing and use of its data by the Investment Manager pursuant to this clause 19.3.

18.4	The Client hereby authorizes the Investment Manager to share information about the Client and the Client’s account (“Client Account Data”) with affiliates of the Investment Manager (collectively with the Manager, “DeAM”) from time to time for the purpose of: (i) supervising and supporting the management of DeAM’s business relationship with the Client and /or (ii) allowing DeAM Management (or its duly authorized designees) to provide general support to all of DeAM’s clients globally. The Client is aware that as a result of such access to Client Account data, an Investment Manager affiliate may be forced under its local law to disclose available Client information to local governmental authorities, agencies or courts.

18.5	The Client will keep confidential at all times information acquired in the context of the implementation of this Agreement. This information includes, without limitation, information regarding investments made by the Investment Manager in connection with the Portfolio. This does not apply to disclosure required where the client is bound to disclose under compulsion of law or where requested by any court or regulatory agencies, or to its professional advisers where reasonably necessary.

19.	LIABILITY AND INSURANCE

19.1	In performing its obligations under this Agreement, the Investment Manager will act with reasonable skill and care. Except as provided in Clause 19.2:

(i)	the Investment Manager will not be responsible for any act, omission or default of any broker, dealer, market maker, deposit-taker or other agent selected by the Investment Manager, provided that the Investment Manager has not acted negligently in selecting or utilising the services of such broker, dealer, market maker, deposit-taker or other agent; and

(ii)	the Investment Manager shall have no liability to the Client except in the event of the breach of contract, negligence, wilful default or fraud of its employees.

19.2	The Investment Manager accepts responsibility for loss to the Client for which its agents are legally liable where such agents are Group Companies, to the extent that such loss is due to the agent’s breach of contract, negligence, wilful default or fraud.

19.3	Insurance cover is maintained for the Investment Manager in respect of professional negligence, employees’ fidelity and all-risk cover in respect of securities.

19.4	The Client shall indemnify the Investment Manager against all losses and claims which may be incurred by it or made against it either (i) as a result of any third party claiming to be entitled to investments which form part of the Portfolio at the time when the Investment Manager first assumes management of the Portfolio; or (ii) by any third party in connection with the Investment Manager’s services under this Agreement, together with all reasonable costs and expenses (including, but not limited to, legal counsel fees and expenses) properly incurred by the Investment Manager in connection with such claims or losses, except to the extent that any claim or loss is due to the negligence, wilful default or fraud of the Investment Manager’s employees. The Investment Manager shall inform the Client of any such claims or losses in respect of which an indemnity is sought under this Agreement.

19.5	A statement describing clients’ rights to compensation in the event of the Investment Manager’s inability to meet any of its liabilities is available on request.

19.6	The Investment Manager shall not in any event have any liability to the Client to the extent that performance of its obligations under or pursuant to this Agreement is delayed, prevented or impeded, and any such delay, failure or impediment will not constitute a breach of this Agreement, if such delay failure, impediment is due to any cause whatsoever outside the investment Manager’s reasonable control. Events outside the Investment Manager’s reasonable control shall include without limitation: Government action, including, without limitation, expropriation, nationalisation, and the imposition of currency restrictions: acts of war, terrorism, insurrection or revolution; acts of God; breakdown or failure of transmission or communications or computer facilities; postal or other strikes or industrial action, the failure or disruption of any stock exchange, clearing house, settlements system or market, any change to law, order or regulation of a governmental, supranational or regulatory body.

19.7	No warranty or undertaking is given by the Investment Manager as to the performance or profitability of the Portfolio or any part of it nor that the Investment Objectives will be successfully achieved.

19.8	Nothing in this Agreement shall exclude any liability of the Investment Manager arising under FSMA, any rules and regulations made under it, or the FSA Rules.

20.	COMPLAINTS

The Investment Manager maintains procedures in accordance with the FSA Rules for the effective consideration and handling of customer complaints. Complaints will be considered promptly by the Compliance Department of the Investment Manager who is not personally involved in the subject matter of the complaint.

21.	TERMINATION

21.1	This Agreement may be terminated by the Client on thirty days’ written notice to the Investment Manager, or by the Investment Manager on not less than ninety days’ prior written notice to the Client or by the Investment Manager at any time by written notice if so required by any competent regulatory authority.

21.2	Termination will be without prejudice to the completion of transactions already initiated which will be completed expeditiously by the Investment Manager to the extent that matters are within its control.

21.3	Termination will not affect accrued rights, indemnities, existing commitments or any contractual provision intended to survive termination and will be without penalty or other additional payment unless otherwise specified in this Agreement. The Client will pay (i) the fees of the Investment Manager pro rata to the date of termination and (ii) any additional expenses necessarily incurred by the Investment Manager in terminating the Agreement and will bear any tosses necessarily realised in settling or concluding outstanding obligations.

21.4	On notice of termination, the Investment Manager will, unless directed otherwise by the Client, continue to manage the Portfolio until the termination date, and is authorised in any event, without prior notice to the Client, to arrange for the retention and/or realisation of such assets as may be required to settle transactions entered into prior to the actual date of termination, and to pay any outstanding liabilities of the Client.

21.5	Following notice of termination of this Agreement, the Client will promptly give the Investment Manager all necessary instructions concerning the liquidation or transfer of the assets comprising the Portfolio, and (subject to Clauses 21.2, 21.3, 21.4 and 23.4) the Investment Manager will act in accordance with such instructions.

21.6	Either party may terminate the Agreement without notice if the other party is pronounced bankrupt, if a moratorium is declared in respect of the other party or over the other party’s assets, if a receiver, and administrator or liquidator of the other party shall be appointed, if the other party shall make any composition or arrangement with its creditors, if required by any regulatory, judicial or governmental authority or if the other party shall commit a material breach of any of the provisions of this Agreement and shall fail to remedy such breach within 14 days of receiving written notice from the first party specifying the breach.

22.	CLIENT AUTHORISED SIGNATORIES

22.1	The Authorised Signatories are authorised, on the Client’s behalf, to issue instructions, acknowledgements and notices to the Investment Manager and to agree to amendments to this Agreement in accordance with Clause 25.1.

22.2	Amendments to the current list of the Authorised Signatories may be made at any time, on written notice, signed by the relevant number of Authorised Signatories as detailed in Appendix II.

22.3	The Investment Manager shall be entitled to act, in accordance with Clause 23 on instructions given by Authorised Signatories as identified in Appendix II or as subsequently amended pursuant to Clause 22.2. The Investment Manager shall incur no liability for any action taken on Such instructions, in the absence of express written notice of any change in the Authorised Signatories.

23.	INSTRUCTIONS, COMMUNICATIONS AND NOTICES

23.1	Subject to Clauses 23.2, 23.3, 23.5 and 23.10, all instructions, acknowledgments and notices will be given by letter which may be either delivered personally, posted or sent by facsimile or email transmission (except that any notice pursuant to Clause 21.1 may not be given by email transmission) to the relevant party at the Specified Address.

23.2	The Investment Manager will not act upon any instructions or notices received by facsimile or email transmission until confirmed by letter delivered personally or by post, or confirmed orally by any one of the Authorised Signatories. Without prejudice to Clause 19, the Investment Manager shall have no liability for failing to act on any instruction or notice which is not received in a readable form.

23.3	The Investment Manager may rely and act on and treat as binding any instruction or communication which purports to have been given (and which is accepted by it in good faith as having been given) by persons authorised or notified by the Client unless the Investment Manager has received written notice to the contrary, whether or not the authority of any such person has ceased to have effect. The Investment Manager will not be liable for any toss, damage or costs incurred by the Client (or any person claiming through the Client) or any third party as a result of such reliance.

23.4	The Investment Manager may decline to accept or act upon any instruction or other communication which is reasonably believed not to have been issued in accordance with the provisions of this Agreement, or if it reasonably considers that compliance with such instruction would be impracticable or would give rise to a breach of any applicable law or regulation, and in any such circumstances the Investment Manager will notify the Client accordingly.

23.5	The Investment Manager may provide Reports electronically, either (i) by making them available on a Website and, if required by the FSA, confirming the provision of the Reports by e-mail to the Specified Address; or (ii) by sending them by e-mail, personal delivery, post or facsimile transmission to the Specified Address.

23.6	Where the Reports are made available on the Website or by e-mail in accordance with clause 23.5, the parties agree that the “Terms and Conditions of Use” from time to time displayed on the Website will apply.

23.7	Any Report provided by the Investment Manager electronically in accordance with clause 23.5 shall be deemed to have been duly given:

(i)	if sent by e-mail, twenty four hours after being sent by the Investment Manager to the Specified Address;

(ii)	if made available on the Website, at the time and date when first displayed on the Website;

(iii)	if made available on the Website and confirmed by e-mail, twenty four hours after the confirmation e-mail is sent by the investment Manager to the Specified Address.

23.8	The Investment Manager is authorised to record and monitor every telephone conversation held between the Client and the Investment Manager regarding the Portfolio. The Client agrees to the recording and its storage for a limited period of time. The Client will inform its employees involved in related functions accordingly and obtain their agreement with such recording. The Client shall procure that its employees do not provide any third party with the telephone numbers of the Investment Manager.

23.9	In the interests of proper management and administration of the Portfolio, the Investment Manager, its representatives or employees, may wish to call upon the Client by telephone, or otherwise communicate with the Client without express invitation. The Client consents to such communications.

23.10	The Client may send certain instructions to the Investment Manager by email, subject to and in accordance with the procedures outlined in Appendix I, as amended in writing from time to time by the Investment Manager. The Client acknowledges that the internet is not a completely secure method of communication and its use includes additional risks such as the possibility of virus contamination and disruptions in service. The Client shall hold the Investment Manager harmless in using the internet for this purpose, and the Investment Manager shall have no liability for any loss, expense, damage, liability or claim (including legal fees) incurred of sustained by the Client or any person claiming through the Client.

23.11	All written communications by the Investment Manager to the Client shall be sent so the last address notified to the Investment Manager by the Client.

24.	CLASSIFICATION

The Client is classified as a Professional Client for the purposes of the FSA Rules. The Client may have a right to request an alternative classification, but this may affect the service the Investment Manager is able to offer to the Client.

25.	AMENDMENTS

25.1	Subject to Clauses 6.4, 22.2, 23.10, 25.2 and 25.3 of this Agreement, this Agreement may be amended at any time by written agreement between the Investment Manager and the Client.

25.2	The Investment Manager may amend the Agreement in order to comply with, or to make the Agreement consistent with, any legal or regulatory requirements or changes to which the Investment Manager may be subject, by providing a written notice to the Client of such amendment.

25.3	Any party to the Agreement may amend its address for correspondence (or any address for correspondence with its advisers) detailed in Appendix I by providing written notice of any change to the other party. Any amendment under this Clause 25 shall take effect on the date specified in the written notice (which shall not be less than ten business days after the issue of the notice) unless a party receiving written notice of a proposed amendment in the meantime give notice to the contrary or requests an extension of time.

26.	ENTIRE AGREEMENT

This Agreement, including the Appendices, will constitute the entire agreement between the parties hereto, superseding all prior representations, proposals, agreements or understandings (whether written or oral) made by any party relating to the subject matter of this Agreement. No party shall have any liability in respect of any such representations, proposals, agreements or understandings (unless fraudulently made) which are not expressly set out or referred to in this Agreement.

27.	VAT

27.1	All payments made and or due under this Agreement are considered to be exclusive of VAT, unless otherwise indicated, which shall be payable in addition, if applicable under the relevant laws or regulations.

27.2	The Investment Manager shall issue valid VAT invoices, where applicable, for the amounts due under this agreement.

27.3	Where by reason of any change in applicable legislation or regulation, or a change in practice by HM Revenue and Customs (collectively referred to as a “Change of VAT Event”), and the Investment Manager is required to treat the services rendered under this Agreement as exempt from VAT, and where such services were previously treated as taxable, the Investment Manager will only refund VAT to the Client to the extent that it is recoverable from HM Revenue and Customs by the Investment Manager, using all reasonable endeavours to obtain such recovery. The Client agrees to provide all necessary assistance to the Investment Manager to recover such VAT amounts.

27.4	Should the Investment Manager suffer any loss whatsoever as a result of any Change of VAT Event, the Investment Manager may deduct the amount of such loss from any VAT refund payable to the Client.

27.5	To the extent that the Investment Manager will have or will bear irrecoverable VAT due to the Change of VAT Law event, notwithstanding clause 27.1, the Investment Manager reserves the right to amend unilaterally the charges to the Client to reflect this additional cost, which will take effect immediately upon prior written notice to the Client.

27.6	The parties shall in good faith cooperate throughout the term of this Agreement to ensure that the services are being charged for in the most VAT efficient manner and that the correct VAT liabilities are being applied. If as a result of any discussions between the parties, and the parties agree that certain services should be treated as VAT exempt and this VAT exempt treatment is successfully implemented, the Supplier shall be entitled to recover any irrecoverable VAT resulting from the new treatment by adjusting the charges to the Client.

27.7	The parties are responsible for their own tax affairs and the Investment Manager shall not be liable to the Client for any tax matters, nor will the Investment Manager be deemed under any circumstances to be providing tax advice.

28.	CONTRACT RIGHTS

A person who is not a party to this Agreement shall have no right under the Contract (Rights of Third Parties) Act 1999, to enforce any of its terms. In particular the underwriting members of Syndicate 1400 shall have no direct rights under this Agreement, but shall act through the Client to enforce any terms or entitlements under this Agreement.

29.	CHEQUE PAYMENTS

The Investment Manager requests that any payments made by the Client under this Agreement (including, without limitation, further funding for the Portfolio or payments for fee invoices, if applicable) shall be made by electronic bank transfer in the required format to the appropriate recipient and not by cheque. The Client acknowledges that cheques can be misplaced resulting in payment delays and, subject to Clause 19, the Investment Manager accepts no responsibility for the same.

30.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of it or in connection with it will be governed by and construed in accordance with English law. The English courts will have exclusive jurisdiction to settle any disputes or claims, including any such relating to non-contractual obligations, which may arise out of or in connection with the Agreement for which purpose all parties agree to submit to such jurisdiction.

Signed	/s/ Lance Gibbins	by	Lance Gibbins
Director

and	/s/ Iain Bremner		Iain Bremner
Director

for and on behalf of MAX AT LLOYD’S LTD

Signed by	/s/ Kevin Jones		Kevin Jones
Authorised Signatory

and	/s/ Mark Bolton		Mark Bolton
Authorised Signatory
for and on behalf of DEUTSCHE ASSET MANAGEMENT (UK) LIMITED